Exhibit 99.1

Codexis Reports 2019 Fourth Quarter and Full Year Financial Results

2019 total revenues increased 13% to $68.5 million with product revenue up 15% and R&D revenue up 11%

Ten customers contributed more than $1 million each to 2019 revenues

Introduces 2020 financial guidance

Conference call with slides begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (February 27, 2020) – Codexis, Inc. (Nasdaq: CDXS), a leading protein engineering company, announces financial results for the three and 12 months ended December 31, 2019, provides a business update and introduces 2020 financial guidance.

“Strong fourth quarter revenues of $18.7 million increased 16% over the prior-year quarter, and closed off a solid year in 2019 with total year-over-year revenue growth of 13%. The Performance Enzymes segment led the way in 2019 with a 24% increase in revenues. Importantly, revenues were derived from a diversified base of business with 10 customers contributing more than $1 million each during the year,” said Codexis President and CEO John Nicols. “Among 2019 highlights, we signed our third CodeEvolver® licensing agreement, adding Novartis to the list of global pharma leaders incorporating our technology into their in-house R&D. We entered into a license agreement with Roche for our first internally developed high-performance molecular diagnostic enzyme, further validating our entry into this high growth market. We also announced Nestlé Health Science's exercise of their option for CDX-6114 for the treatment of phenylketonuria, plus expanded our partnership to include development of CDX-7108, the lead candidate, currently in preclinical development, for the potential treatment of a GI disorder.

“Our outlook for 2020 is for another year of double-digit revenue growth, up 14% to 20% over 2019,” he added. “We believe revenue growth will be led this year by strength in our R&D business, with strong performance expected from the Novel Biotherapeutics segment. We're well positioned to continue to build momentum for penetrating a growing list of value-creating applications and partnerships across both our Novel Biotherapeutics and Performance Enzyme business segments in 2020 and beyond.”

Fourth Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the fourth quarter of 2019 were $18.7 million, up 16% from $16.1 million for the fourth quarter of 2018. Product revenue was $4.9 million, compared with $7.3 million for the fourth quarter of 2018, with the decrease due to timing in the demand for various enzymes. Research and development (R&D) revenue for the fourth quarter of 2019 was $13.8 million, up 57% from $8.8 million for the prior-year period, primarily due to revenues under the Novartis CodeEvolver® licensing agreement, partially offset by lower development fees from Nestlé Health Science and from prior-year revenue related to a licensing agreement with Porton Pharma Solutions. R&D revenue for the fourth quarter of 2019 included $12.2 million from the Performance Enzymes segment and $1.6 million from the Novel Biotherapeutics segment. R&D revenue for the fourth quarter of 2018 included $5.8 million from the Performance Enzymes segment and $3.0 million from the Novel Biotherapeutics segment.

Gross margin on product revenue for the fourth quarter of 2019 was 30%, compared with 67% for the fourth quarter of 2018, due to product mix.

R&D expenses were $8.9 million for the fourth quarter of 2019, compared with $7.5 million for the fourth quarter of 2018, with the increase primarily due to higher outside services fees, higher salaries and personnel costs associated with higher headcount, higher allocation of occupancy-related costs and increases in lab supplies, partially offset by lower stock-based compensation expenses and lower consultant fees. R&D expenses for the fourth quarter of 2019 included $4.5 million from the Performance Enzymes segment and $4.0 million from the Novel Biotherapeutics segment. R&D expenses for the fourth quarter of 2018 included $4.4 million from the Performance Enzymes segment and $2.9 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2019 were $7.3 million, compared with $6.8 million for the fourth quarter of 2018, with the increase primarily due to higher facilities costs and higher headcount, partially offset by reductions in allocable occupancy-related costs and outside services fees. SG&A expenses for the fourth quarter of 2019 included $2.0 million from the Performance Enzymes segment, $0.5 million from the Novel Biotherapeutics segment and the remaining portion is included in $4.9 million in corporate overhead, depreciation, amortization and other expenses, net. SG&A expenses for the fourth quarter of 2018 included $1.8 million from the Performance Enzymes segment, $0.2 million from Novel Biotherapeutics and the remaining portion is included in $4.9 million in corporate overhead, depreciation, amortization and other expenses, net.

The net loss for the fourth quarter of 2019 was $0.6 million, or $0.01 per share, compared with a net loss for the fourth quarter of 2018 of $0.5 million, or $0.01 per share. Non-GAAP net income for the fourth quarter of 2019 was $1.0 million, or $0.02 per diluted share, compared with non-GAAP net income for the fourth quarter of 2018 of $1.6 million, or $0.03 per diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

2019 Financial Highlights
Total revenues for 2019 were $68.5 million, up 13% from $60.6 million for 2018. Product revenue was $29.5 million, up 15% from $25.6 million for 2018, and R&D revenue was $39.0 million, up 11% from $35.0 million for 2018. R&D revenue for 2019 included $28.7 million from the Performance Enzymes segment and $10.3 million from the Novel Biotherapeutics segment. R&D revenue for 2018 included $21.5 million from the Performance Enzymes segment and $13.5 million from the Novel Biotherapeutics segment.

Gross margin on product revenue for 2019 was 47%, compared with 51% for 2018, with the decrease due to product mix.

R&D expenses for 2019 were $33.9 million, compared with $30.0 million for 2018, with the increase primarily due to higher personnel costs associated with higher headcount, higher allocation of occupancy-related costs and supplies and increases in lab supplies, partially offset by lower outside services and stock-based compensation expense. R&D expenses for 2019 included $19.4 million from the Performance Enzymes segment and $13.3 million from the Novel Biotherapeutics segment. R&D expenses for 2018 included $18.9 million from the Performance Enzymes segment and $10.2 million from the Novel Biotherapeutics segment.

SG&A expenses for 2019 were $31.5 million, compared with $29.3 million for 2018, with the increase primarily due to higher facilities expense and higher personnel costs associated with higher headcount, partially offset by lower allocation of occupancy-related expenses and outside services. SG&A expenses for 2019 included $8.5 million from the Performance Enzymes segment, $2.2 million from the Novel Biotherapeutics segment and the remaining portion is included in the $21.4 million in corporate overhead, depreciation, amortization and other expenses, net. SG&A expenses for 2018 included $7.5 million from Performance Enzymes, $0.8 million from the
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Novel Biotherapeutics segment and the remaining portion is included in the $21.5 million in corporate overhead, depreciation, amortization and other expenses, net.

The net loss for 2019 was $11.9 million, or $0.21 per share, compared with a net loss for 2018 of $10.9 million, or $0.21 per share. Non-GAAP net loss for 2019 was $3.4 million, or $0.06 per share, compared with a non-GAAP net loss for 2018 of $1.8 million, or $0.04 per share.

Cash and cash equivalents as of December 31, 2019 were $90.5 million, compared with $53.0 million as of December 31, 2018.

2020 Financial Outlook
Codexis is introducing financial guidance for 2020, as follows:
•Total revenues are expected to be $78 million to $82 million
•Product revenues are expected to be $25 million to $27 million
•Gross margin on product revenue is expected to be 43% to 47%

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation to accompany the conference call will be available on the Investor section of company website. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 8768898. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 8768898 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

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Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2020 total revenues, including revenue distribution between businesses, product revenues and gross margin on product revenues, the performance of its Novel Biotherapeutics segment, and its future prospects for penetrating a growing list of value-creating applications and partnerships across both its Novel Biotherapeutics and Performance Enzyme business segments. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to deploy its technology platform in new market spaces; Codexis’ dependence on key personnel; Codexis’ ability to compete may decline if it loses some of its intellectual property rights; third party claims that Codexis infringes third-party intellectual property rights; Codexis could face increased competition if third parties misappropriate Codexis biocatalysts; the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its biotherapeutic licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; and risks associated with epidemic diseases or the perception of their effects. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and Form 10-Q filed with the SEC on November 6, 2019, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
jcain@lhai.com
Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Revenues:
Product revenue	$4,877	$7,299	$29,465	$25,590
Research and development revenue	13,773	8,769	38,993	35,004
Total revenues	18,650	16,068	68,458	60,594
Costs and operating expenses:
Cost of product revenue	3,402	2,393	15,632	12,620
Research and development	8,872	7,513	33,873	29,978
Selling, general and administrative	7,322	6,806	31,502	29,291
Total costs and operating expenses	19,596	16,712	81,007	71,889
Loss from operations	(946)	(644)	(12,549)	(11,295)
Interest income	356	227	1,287	671
Other expenses, net	(40)	(69)	(656)	(291)
Loss before income taxes	(630)	(486)	(11,918)	(10,915)
Provision for (benefit from) income taxes	5	(25)	17	(37)
Net loss	$(635)	$(461)	$(11,935)	$(10,878)

Net loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.21)	$(0.21)
Weighted average common stock shares used in computing net loss per share, basic and diluted	58,620	53,973	56,525	52,205

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In Thousands)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$90,498	$53,039
Restricted cash, current	661	—
Accounts receivable, net	9,029	11,551
Unbilled receivables, current	10,099	1,916
Inventories	371	589
Prepaid expenses and other current assets	2,520	1,068
Contract assets	1,027	35
Total current assets	114,205	68,198
Restricted cash	1,062	1,446
Equity securities	—	588
Right-of-use assets - Operating leases, net	23,837	—
Right-of-use assets - Finance leases, net	268	—
Property and equipment, net	6,282	4,759
Goodwill	3,241	3,241
Other non-current assets	178	1,051
Total assets	$149,073	$79,283
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,621	$3,050
Accrued compensation	5,003	5,272
Other accrued liabilities	6,540	4,855
Current portion of lease obligations - Operating leases	1,107	—
Current portion of lease obligations - Finance leases	60	—
Deferred revenue	57	4,936
Total current liabilities	15,388	18,113
Deferred revenue, net of current portion	1,987	3,352
Long-term lease obligations, Operating leases	24,951	—
Long-term lease obligations, Finance leases	—	61
Lease incentive obligation, net of current portion	—	35
Other long-term liabilities	1,230	1,416
Total liabilities	43,556	22,977
Stockholders’ equity:
Common stock	6	5
Additional paid-in capital	447,920	386,775
Accumulated deficit	(342,409)	(330,474)
Total stockholders’ equity	105,517	56,306
Total liabilities and stockholders’ equity	$149,073	$79,283

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Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Three months ended December 31, 2019			Three months ended December 31, 2018
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$4,877	$—	$4,877	$7,299	$—	$7,299
Research and development revenue	12,179	1,594	13,773	5,755	3,014	8,769
Total revenues	17,056	1,594	18,650	13,054	3,014	16,068
Costs and operating expenses:
Cost of product revenue	3,402	—	3,402	2,392	—	2,392
Research and development(1)	4,491	4,026	8,517	4,376	2,891	7,267
Selling, general and administrative(1)	1,963	454	2,417	1,843	156	1,999
Total segment costs and operating expenses	9,856	4,480	14,336	8,611	3,047	11,658
Income (loss) from operations	$7,200	$(2,886)	4,314	$4,443	$(33)	4,410
Corporate costs (2)			(4,439)			(4,561)
Depreciation and amortization			(505)			(335)
Loss before income taxes			$(630)			$(486)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Year Ended December 31, 2019			Year Ended December 31, 2018
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$29,465	$—	$29,465	$25,590	$—	$25,590
Research and development revenue	28,691	10,302	38,993	21,483	13,521	35,004
Total revenues	58,156	10,302	68,458	47,073	13,521	60,594
Costs and operating expenses:
Cost of product revenue	15,632	—	15,632	12,620	—	12,620
Research and development(1)	19,380	13,278	32,658	18,924	10,185	29,109
Selling, general and administrative(1)	8,462	2,222	10,684	7,538	771	8,309
Total segment costs and operating expenses	43,474	15,500	58,974	39,082	10,956	50,038
Income (loss) from operations	$14,682	$(5,198)	9,484	$7,991	$2,565	10,556
Corporate costs (2)			(19,624)			(20,324)
Depreciation and amortization			(1,778)			(1,147)
Loss before income taxes			$(11,918)			$(10,915)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(In Thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018

(i) Research and development expenses
Research and development expenses - GAAP	$8,872	$7,513	$33,873	$29,978
Non-GAAP adjustments:
Depreciation expense (a)	(331)	(246)	(1,124)	(870)
Stock-based compensation (b)	(157)	(500)	(1,406)	(2,055)
Research and development expenses - Non-GAAP	$8,384	$6,767	$31,343	$27,053

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,322	$6,806	$31,502	$29,291
Non-GAAP adjustments:
Depreciation expense (a)	(121)	(89)	(446)	(277)
Stock-based compensation (b)	(1,003)	(1,182)	(5,537)	(5,834)
Selling, general and administrative expenses - Non-GAAP	$6,198	$5,535	$25,519	$23,180

(iii) Net income (loss)
Net income (loss) - GAAP	$(635)	$(461)	$(11,935)	$(10,878)
Non-GAAP adjustments:
Depreciation expense (a)	452	335	1,570	1,147
Employee stock-based compensation (b)	1,160	1,682	6,943	7,889
Net income (loss) - Non-GAAP	$977	$1,556	$(3,422)	$(1,842)

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(Shares in Thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
(iv) Net income (loss) per share
Net income (loss) per share - GAAP, basic	$(0.01)	$(0.01)	$(0.21)	$(0.21)
Non-GAAP adjustments:
Depreciation expense (a)	$0.01	$0.01	$0.03	$0.02
Stock-based compensation (b)	$0.02	$0.03	$0.12	$0.15
Net income (loss) per share - Non-GAAP, basic	$0.02	$0.03	$(0.06)	$(0.04)

Net income (loss) per share - GAAP, diluted	$(0.01)	$(0.01)	$(0.21)	$(0.21)
Non-GAAP adjustments:
Depreciation expense (a)	$0.01	$0.01	$0.03	$0.02
Stock-based compensation (b)	$0.02	$0.03	$0.12	$0.15
Net income (loss) per share - Non-GAAP, diluted	$0.02	$0.03	$(0.06)	$(0.04)

Weighted average common shares used in computing GAAP and Non-GAAP net loss per share, basic	58,620	53,973	56,525	52,205
Effect of dilutive shares	2,796	4,469	—	—
Weighted average common shares used in computing non-GAAP net income (loss) per share, diluted	61,416	58,442	56,525	52,205

These non-GAAP financial measures exclude the following items:

(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(b) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

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